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                                                                   Exhibit 8.1


                           GOODWIN, PROCTER & HOAR LLP

                               COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881

                                                       TELEPHONE (617) 570-1000
                                                       TELECOPIER (617) 523-1231


                                November 20, 1997



J. Baker, Inc.
555 Turnpike Street
Canton, MA 02021

Ladies and Gentlemen:

     We have acted as tax counsel to J. Baker, Inc., a corporation organized under the laws of the Commonwealth of Massachusetts (the "Company"), in connection with the registration of aggregate principal amount of $100,000,000 of Senior Subordinated Notes of the Company and related Guarantees (the "Notes"), as described in the prospectus (the "Prospectus") which constitutes a part of the Registration Statement of the Company on Form S-3 (No. 333-35923), filed with the Securities and Exchange Commission (the "Commission") on September 18, 1997 (as amended, the "Registration Statement"). You have requested our opinion regarding the material anticipated federal income tax consequences of an acquisition, ownership or disposition of the Notes by a "United States Holder" and a "Foreign Holder" (as defined in the Prospectus), which discussion is set forth under the heading "Certain Federal Income Tax Considerations" in the Prospectus.

     In rendering our opinion, we have reviewed the Prospectus and such other materials as we have deemed necessary or appropriate as a basis for our opinion. In addition, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations, pertinent judicial authorities, rulings of the Internal Revenue Service, and such other authorities as we have considered relevant.

     Based upon the foregoing, we hereby affirm our opinion concerning the U.S. federal income tax consequences set forth under the heading "Certain Federal Income Tax Considerations" in the Prospectus describing the material anticipated U.S. federal income tax consequences relevant to the acquisition, ownership and disposition of the Notes by a holder under current law.

     The opinion is being furnished in connection with the Prospectus. We express no opinion with respect to state, local or foreign income and other tax laws that may be applicable to the purchase, ownership or dispositions of the Notes, nor do we express any opinion with respect to the specific consequences of any purchase, ownership or disposition of the Notes by any holder to the extent that such consequences are affected by specific facts or circumstances that result in treatment that differs from that described in the Prospectus. Our opinion, which is not binding on the Internal Revenue Service, is expressed as of the date hereof based on




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                           GOODWIN, PROCTER & HOAR LLP

J. Baker, Inc.
November 20, 1997
PAGE 2

existing statutory, regulatory and judicial authority and therefore is subject to subsequent legislative, regulatory, interpretive and judicial developments that may be applied with retroactive effect to the material detriment of holders of the Notes. Our opinion is limited to the tax matters specifically discussed under the caption "Certain Federal Income Tax Considerations" in the Prospectus, and except to the extent expressly set forth therein we have not been asked to address, nor have we addressed, any other tax consequences relating to the Notes, or any acquisition, ownership or disposition of the Notes.

     This opinion is solely for your benefit and the benefit of holders of the Notes and is not to be used, circulated, quoted or otherwise referred to for any purposes without our express written permission. Notwithstanding the previous sentence, we hereby consent to the filing of this form of opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to us under the heading "Certain Federal Income Tax Considerations" in the Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                                Very truly yours,

                                                /s/ Goodwin, Procter & Hoar LLP

                                                GOODWIN, PROCTER & HOAR LLP